Exhibit D

FORM OF NOTICE OF WITHDRAWAL OF TENDER

NOTICE OF WITHDRAWAL OF TENDER

Regarding

SHARES OF BENEFICIAL INTEREST

of

MULTI-STRATEGY HEDGE ADVANTAGE

Tendered Pursuant to the Offer to Repurchase Dated September 20, 2006

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL OF TENDER MUST BE
RECEIVED BY YOUR MERRILL LYNCH FINANCIAL ADVISOR
BY, 12:00 MIDNIGHT, NEW YORK TIME,
ON OCTOBER 25, 2006, UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Withdrawal of Tender and Return or Deliver it to:
Your Merrill Lynch Financial Advisor.

For additional information, call the Fund at (866) 878-2987.

You may also direct questions to your Merrill Lynch financial advisor.

Multi-Strategy Hedge Advantage

Ladies and Gentlemen:

        The undersigned wishes to withdraw the previously submitted notice of the undersigned’s intent to tender its Shares of Multi-Strategy Hedge Advantage (the “Fund”) for repurchase by the Fund that previously were submitted by the undersigned in a Notice of Intent to Tender dated ____________. IF THIS WITHDRAWAL NOTICE IS TIMELY RECEIVED IN ACCORDANCE WITH ITS ACCOMPANYING INSTRUCTIONS, THE IDENTIFIED SHARES PREVIOUSLY SUBMITTED FOR TENDER WILL NOT BE REPURCHASED BY THE FUND.

Such tender was in the amount of (specify one):

|_|	All of the undersigned’s Shares.

|_|	A portion of the undersigned’s Shares expressed as the specific dollar amount below.

$_____________

        The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be repurchased by the Fund upon expiration of the tender offer described above.

        SIGNATURE(S). If joint ownership, all parties must sign. If fiduciary, partnership or corporation, indicate title of signatory under signature lines.

Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)	Signature (SIGNATURE SHOULD APPEAR EXACTLY AS ON YOUR SUBSCRIPTION AGREEMENT)

Print Name of Shareholder	Print Name of Shareholder

Title (if applicable)	Title (if applicable)

Date: ______________	Date: ______________